Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-3 (No. 333-204097) and Registration Statements on Form S-8 (Nos. 333-196571, 333-204644 and 333-211539) of Vital Therapies, Inc. of our report dated March 13, 2018 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 13, 2018